SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): May 14, 2018 (May 14, 2018)

Valeant Pharmaceuticals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)
514-744-6792
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On May 14, 2018, Valeant Pharmaceuticals International, Inc. (the “Company”) provided certain information to its lenders in connection with its previously announced plans to amend and restate its existing credit agreement.
The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the following information. The Dendreon sale was completed on June 28, 2017 and this business contributed adjusted EBITDA of approximately $35 million for the twelve months ended March 31, 2018. The iNova sale was completed on September 29, 2017, and this business contributed approximately $70 million for the twelve months ended March 31, 2018. The Obagi sale was completed on November 9, 2017, and this business contributed Adjusted EBITDA of approximately $10 million for the twelve months ended March 31, 2018. The Sprout sale was completed on December 20, 2017, and this business contributed Adjusted EBITDA of approximately $(25) million for the twelve months ended March 31, 2018.
To supplement the disclosure of our financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-recurring and/or unusual items. The Company does not provide reconciliations of Adjusted EBITDA (non-GAAP) to GAAP net income (loss) for the assets described above because they were parts of larger businesses of the registrant and were not managed on a GAAP basis. We believe these non-GAAP measures are useful to investors in their assessment of our operating performance. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data, we have determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described above. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, measures calculated in accordance with GAAP.
The information contained in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated by reference.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Paul S. Herendeen
	Name:	Paul S. Herendeen
	Title:	Executive Vice President and Chief Financial Officer
Date: May 14, 2018